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                                                                    EXHIBIT 3.14

                                                                          [SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                                REX MATHEWS, LTD.

KNOW ALL MEN BY THESE PRESENTS:-

          That we, the undersigned, GEORGE A. EVANS, MARION A. YOUNGERS and EDWARD W. MENTZER, have this day voluntarily associated ourselves together for the purpose of establishing a corporation under the laws of the State of Nevada, and we do hereby certify:

          FIRST: The name of this corporation is

                                REX MATHEWS, LTD.

          SECOND: The principal office in the State of Nevada is located at 195 South Sierra Street, Fifth Floor, Reno, Washoe County, Nevada.

          THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on, are:

                 (a) To carry on any lawful business.

          FOURTH: The amount of the total authorized capital stock of the corporation is $25,000.00, consisting of 25,000 shares of stock of the par value of $1.00 per share. The shares of capital stock of this corporation shall all be classified as common shares and the common shares shall have full voting rights, one vote to each such share.

          FIFTH: The members of the governing board shall be known as Directors and the number thereof shall be no less than

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three (3) nor more than seven (7), the exact number to be fixed by the By-Laws of the corporation; provided that the number so fixed by the By-Laws may be increased or decreased within the limit above specified from time to time by the By-Laws.

          SIXTH: The names and addresses of the first Board of Directors are as follows:

          George A. Evans               968 East Circle Drive
                                        Milwaukee, Wisconsin 53217

          William Sivyer                8964 North Fielding Road
                                        Milwaukee, Wisconsin 53217

          W. D. Peppard                 40 Fairview Circle
                                        Chico, California 95926

          SEVENTH: The common stock, after the amount of the par value has been paid in, shall be subject to no further assessment to pay debts of the corporation.

          EIGHTH: The names and post office addresses of each of the incorporators signing these Articles of Incorporation are as follows:

          George A. Evans               968 East Circle Drive
                                        Milwaukee, Wisconsin 53217

          Marion A. Youngers            19110 Timberline Drive
                                        Waukesha, Wisconsin 53186

          Edward W. Mentzer             3340 Tall Oaks Drive
                                        Brookfield, Wisconsin 53005

          NINTH: Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the requirements

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of the statutes), outside of the State of Nevada, at such places as may from time to time be designated by the Board of Directors.

          TENTH: This corporation shall have perpetual existence.

          ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute. All rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, we have hereunto affixed our signatures this [ILLEGIBLE] day of [ILLEGIBLE], 1970.

                                                     /s/ George A. Evans
                                                     ---------------------------
                                                         George A. Evans


                                                     /s/ Marion A. Youngers
                                                     ---------------------------
                                                         Marion A. Youngers


                                                     /s/ Edward W. Mentzar
                                                     ---------------------------
                                                         Edward W. Mentzar

STATE OF WISCONSIN
COUNTY OF [ILLEGIBLE].      ss.

          On this [ILLEGIBLE] day of [ILLEGIBLE], 1970, personally appeared before me, a Notary Public, GEORGE A. EVANS, MARION A. YOUNGERS and
EDWARD W. MENTZER, who acknowledged that they executed the above instrument.

                                                             [ILLEGIBLE]
                                                     ---------------------------
                                                            Notary Public

                                                             [ILLEGIBLE]

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                                                                          [SEAL]


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

          REX MATHEWS, LTD., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

          1. That the board of directors of said corporation, by unanimous consent, on the 31st day of January, 1973, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

              RESOLVED that article First of said articles of incorporation be amended to read as follows: "FIRST: The name of this corporation is REXNORD, LTD."

          2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is twenty-five thousand; that the said change and amendment has been connected to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

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          IN WITNESS WHEREOF, the said REX MATHEWS, LTD. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this 31st day of January, 1973.

                                              REX MATHEWS, LTD.

                                              By /s/ G. H. Woodland
                                                --------------------------------
                                                 G. H. Woodland, President


                                              By /s/ E. W. Mentzar
                                                --------------------------------
                                                 E. W. Mentzar, Secretary

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STATE OF WISCONSIN   )
                     )  ss:
COUNTY OF MILWAUKEE  )

          On January 31, 1973, personally appeared before me, a Notary Public,
G. H. WOODLAND and E. W. MENTZER, who acknowledged that they executed the above instrument.

                                                         [ILLEGIBLE]
                                              ----------------------------------
                                              Notary Public, State of Wisconsin
                                              My Commission Expires 1/13/74.

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